UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2024
Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive	Durham,	North Carolina	27709
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Receivables Securitization Program
On May 6, 2024 (the “Closing Date”), Fortrea Holdings Inc. (the “Company”), Fortrea Receivables LLC, a special purpose entity (the “SPE”) that is a wholly-owned indirect subsidiary of the Company, and Fortrea Inc., as originator (the “Originator”) and servicer (the “Servicer”), entered into a three-year, $300 million receivables securitization program (the “Receivables Facility”) with PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and initial purchaser, and PNC Capital Markets LLC, as structuring agent (the “Structuring Agent”).
Pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, (the “Sale and Contribution Agreement”), among the Originator, the Servicer and the SPE, the Originator will sell or contribute accounts receivable and certain related assets (collectively, the “Receivables”) to the SPE, a separate legal subsidiary of the Company whose sole business consists of the purchase, acceptance through capital contributions, sale and pledging of the Receivables and whose assets are not available to satisfy other creditors of the Company, the Originator, or any other subsidiary of the Company.
Pursuant to a Receivables Purchase Agreement, dated as of the Closing Date (the “Receivables Purchase Agreement”), by and among the SPE, the Servicer, the Administrative Agent, the Structuring Agent and the purchasers from time to time party thereto (the “Purchasers”), the SPE may, from time to time, sell Receivables to the Purchasers in exchange for investments of capital as set forth in the Receivables Purchase Agreement. The SPE will pay the applicable yield rate, which is generally based on the one-month term secured overnight financing rate, with respect to the Purchasers’ investments, as well as customary fees.
The Receivables Purchase Agreement and the Sale and Contribution Agreement contain certain funding conditions, customary representations and warranties, affirmative and negative covenants, servicing obligations, indemnification provisions, and events of default permitting the acceleration of amounts owed under the Receivables Purchase Agreement upon the occurrence of certain events.
The Receivables Facility is scheduled to terminate on May 6, 2027, unless terminated earlier pursuant to its terms.
The foregoing descriptions of the Receivables Purchase Agreement and the Sale and Contribution Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which the Company expects to file as exhibits on the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024.
Credit Agreement Amendment
In addition, on May 3, 2024, the Company entered into an amendment (the “Credit Amendment”) to modify certain financial covenants to provide the Company with additional flexibility under the Company’s credit agreement dated as of June 30, 2023 (the “Existing Credit Agreement”), among the Company, certain subsidiaries of the Company and Goldman Sachs Bank USA (as administrative agent and collateral agent), governing the Company’s existing senior credit facility. A copy of the Existing Credit Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2023.
The Credit Amendment amended (i) the Company’s maximum quarterly Total Leverage Ratio (as defined in the Existing Credit Agreement) from 5.30:1.00 to 6.00:1.00 for the fiscal quarters ending on June 30 and September 30, 2024, decreasing to 5.75:1.00 for the fiscal quarters ending on December 31, 2024, and March 31, 2025, further decreasing to 5.50:1.00 for the fiscal quarter ending on June 30, 2025, and reverting to 5.30:1.00 thereafter, and (ii) the Company’s minimum quarterly Interest Coverage Ratio (as defined in the Existing Credit Agreement) from 2.00:1.00 to 1.70:1.00 for the fiscal quarters ending on June 30 and September 30, 2024, increasing to 1.80:1.00 for the fiscal quarters ending on December 31, 2024, and March 31, 2025, further increasing to 1.90:1.00 for the fiscal quarter ending on June 30, 2025, and reverting to 2.00:1.00 thereafter.
In consideration of these adjustments, the Company paid a fee to consenting lenders and has agreed during the covenant adjustment period to certain additional limitations with respect to investments and restricted payments, and to apply net cash proceeds of the Company’s previously announced divestiture of its Fortrea Patient Access and Endpoint businesses to the repayment of senior indebtedness.

The foregoing description of the Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company expects to file as an exhibit on the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On May 3, 2024, in connection with its entry into the Receivables Facility, the Company terminated its accounts receivable purchase program (the “ARPP”) entered into on June 23, 2023, by written notice. The ARPP established a receivables purchase facility to provide up to approximately $80 million in funding based on the availability of certain eligible receivables and the satisfaction of certain conditions. At the time of termination, the Company had no outstanding factored customer receivables under the ARPP.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the factors described from time to time in documents that the Company files with the Securities and Exchange Commission (“SEC”). For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K as filed with the SEC, as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this report and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to provide any indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this report and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Jill McConnell
Name: Jill McConnell
Title: Chief Financial Officer

Date: May 9, 2024